Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form F-10 of Franco-Nevada Corporation of our report dated March 5, 2024 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Franco-Nevada Corporation, which appears in Exhibit 99.3 of Franco-Nevada Corporation’s Annual Report on Form 40-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Auditors, Transfer Agent and Registrar” in the short form base shelf prospectus which forms part of this registration statement. We also consent to the reference to us under the heading “EXPERTS” in the Annual Information Form, filed as Exhibit 99.1 to the Annual Report of Franco-Nevada Corporation on Form 40-F for the year ended December 31, 2023, which is incorporated by reference in this registration statement.

/s/ PricewaterhouseCooper LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario

Canada

June 12, 2024

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2500, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, ca_toronto_18_york_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.